UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2008

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 27th 2008, the Federal District Court for the Western District of New York dismissed, with prejudice, a shareholders’ derivative action claiming that the company and its president breached their fiduciary duties to the minority shareholders of the company’s majority – owned subsidiary, Ice Surface Development, Inc., by assigning its Dartmouth College license for inadequate consideration.

Based upon its reading of the Court’s decision, management believes that the dismissal effectively ends the litigation involving the assignment of the ice technology license, and eviscerates the arbitration proceeding brought by the same claimants against Ice Surface Development. Essentially, the District Court held that the approximate $1,495,000 liability claimed to be owed the plaintiffs had in fact been paid by the issuance of the subsidiary's stock on June 7th 2007. Consequently, management believes that this liability will no longer be reflected on the company’s balance sheet.

To review the Court’s Decision and Order, use the below hyperlink:

http://www.torvec.com/images/ISDI_Ruling.pdf

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

June 27, 2008	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO